Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2022 FOURTH QUARTER AND FULL YEAR

New York, NY, February 28, 2023 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter and year ended December 31, 2022.
Financial Highlights:1

Q4 2022 Consolidated Results
▪Q4 Revenue of $1,126 million, up 6%; at high end of guidance of up approximately 2%-6%
•Excluding Q4 political Revenue, Q4 Revenue up 1%
▪GAAP Operating income of $173 million vs. GAAP Operating income of $123 million in Q4 2021, up 41%
•GAAP Operating income margin of 15.4%, up 377 bps from 11.6% in Q4 2021
▪Consolidated Adjusted EBITDA of $316 million increased 7%; at middle of guidance of $305 million to $325 million
•Consolidated Adjusted EBITDA margin of 28.0%, up 34 bps from 27.7% in Q4 2021
▪Cash Flows from operating activities of $213 million
▪Free Cash Flow of $165 million

Q4 2022 Digital Audio Group Continues Strong Growth
▪Digital Audio Group Revenue of $301 million up 10%
•Podcast Revenue of $113 million up 17%
•Digital Revenue excluding Podcast of $188 million up 7%
▪Segment Adjusted EBITDA of $99 million flat
•Digital Audio Group Adjusted EBITDA margin of 33.0%
Q4 2022 Multiplatform Group Demonstrates Resilience
▪Multiplatform Group Revenue of $733 million up 1%
▪Segment Adjusted EBITDA of $230 million decreased 8%
•Multiplatform Group Adjusted EBITDA margin of 31.4%

Q4 Strong Cash Flow Generation, Proactive Capital Structure Improvement Through Debt Paydown
▪Free Cash Flow of $165 million
▪Cash balance and total available liquidity2 of $336 million and $761 million, respectively, as of December 31, 2022
▪Repurchased $141 million in principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $126 million in cash; expected to generate approximately $12 million of annualized interest savings
•As of December 31st combined Notes repurchases of $330 million at a discount to par of $299 million; expected to generate approximately $28 million of annualized interest savings

Guidance
▪Q1 Consolidated Revenue expected to decrease by approximately mid-single digits
▪January Consolidated Revenue down approximately 1%
▪Q1 Consolidated Adjusted EBITDA3 expected to be $80 million to $90 million
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")3

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Full Year 2022 Highlights
▪Revenue of $3,912 million, up 10%; excluding political Revenue, Revenue increased 7%, driven by growth across Digital Audio Group and Multiplatform Group
•Multiplatform Group Revenue up 4%
•Digital Audio Group Revenue up 22%
◦Podcast Revenue up 42%
◦Digital Revenue excluding Podcast up 14%
▪GAAP Operating income of $57 million was down from GAAP Operating income of $155 million in the year ended December 31, 2021, as a result of the Q3 2022 FCC license non-cash impairment charge of $302 million driven by increases in interest rates
▪Consolidated Adjusted EBITDA of $950 million, up from $811 million in the year ended December 31, 2021
▪Generated Cash Flows from operating activities of $420 million
▪Free Cash Flow of $259 million; including $32 million of net proceeds from real estate sales, Free Cash Flow including net proceeds from real estate sales was $291 million

Statement from Senior Management

“We are pleased to report another quarter of solid operating results for iHeart in consumer usage, revenue, and earnings growth. The fourth quarter was our best quarter for Revenue and Adjusted EBITDA -- and on a full year basis, in 2022 we generated the highest revenue and the second highest Adjusted EBITDA and Free Cash Flow year in iHeart’s history,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Even in this continuing challenging and uncertain economic environment, we continue to make strong progress in our transformation of iHeart into a true multiplatform audio company -- driven by innovation, supported by data and technology, and powered by the largest sales force in audio -- and we are positioning iHeart to take advantage of the coming economic recovery.”

“We had a solid quarter despite the increasingly challenging macroeconomic environment, with our consolidated revenues up approximately 6% year-over-year at the high end of our guidance range and our fourth quarter Adjusted EBITDA of $316 million at the middle of our guidance range,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “iHeart has unparalleled assets that have proven their resiliency through economic downturns like this one, and as we navigate these uncertain economic conditions, we remain committed to driving shareholder value through our rigorous allocation of capital, identifying additional cost savings opportunities, utilizing new technologies to expand our product offerings, and improving our operational efficiency, and we believe the strength of our assets will become even more apparent as the economic environment and the advertising sector recovers.”

Consolidated Results of Operations
Fourth Quarter 2022 Consolidated Results
Our consolidated revenue increased $63.9 million, or 6.0%, during the three months ended December 31, 2022 compared to the same period of 2021. Digital Audio revenue increased $27.9 million, or 10.2%, driven primarily by continuing increases in demand for podcasting (including podcast trade) and digital advertising. Multiplatform revenue increased $6.5 million, or 0.9%, primarily resulting from increased political advertising revenue as 2022 was a midterm election year, partially offset by a decrease in revenue due to a more challenging macroeconomic environment. Audio & Media Services revenue increased $29.0 million primarily due to the increase in political advertising revenue.
Consolidated direct operating expenses increased $27.1 million, or 7.0%, during the three months ended December 31, 2022 compared to the same period of 2021. The increase was primarily driven by higher variable content costs and talent and profit sharing expenses in our Digital Audio Group and our Multiplatform Group.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $15.4 million, or 3.7%, during the three months ended December 31, 2022 compared to the same period of 2021. The increase in Consolidated SG&A expenses was driven primarily by costs incurred in connection with executing on our cost reduction initiatives, higher trade and barter costs related to the timing of live events, higher podcast trade, increased headcount to support our digital operations, increased employee benefits, and general increase in certain expenses due to inflation. These increases were partially offset by lower variable bonus expense.
Our consolidated GAAP Operating income was $172.8 million compared to Operating income of $123.0 million in the fourth quarter of 2021, primarily resulting from increased political advertising revenue, partially offset by a decrease in revenue due to a more challenging macroeconomic environment.
Adjusted EBITDA increased to $315.6 million compared to $294.2 million in the prior-year period.
The Company generated $213.4 million of cash from operating activities, compared to $134.0 million in the prior-year period, and Free Cash Flow was $165.0 million, compared to $51.9 million in the prior-year period primarily due to an increase in cash flows from operations due to political advertising revenue as 2022 was a midterm election year and changes in working capital balances, particularly accounts receivable.

Business Segments: Results of Operations
Fourth Quarter 2022 Multiplatform Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Revenue	$732,834	$726,292	0.9%	$2,597,190	$2,489,018	4.3%
Operating expenses[1]	502,803	477,573	5.3%	1,831,491	1,745,680	4.9%
Segment Adjusted EBITDA	$230,031	$248,719	(7.5)%	$765,699	$743,338	3.0%
Segment Adjusted EBITDA margin	31.4%	34.2%		29.5%	29.9%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group increased $6.5 million, or 0.9% YoY, primarily as a result of increased political advertising revenue as 2022 was a midterm election year, partially offset by a decrease in revenue due to a more challenging macroeconomic environment. Broadcast revenue grew $3.0 million, or 0.6% YoY, driven by higher political advertising revenue and an increase in trade and barter revenue, partially offset by lower spot revenue, while Networks declined $5.5 million, or 4.1% YoY. Revenue from Sponsorship and Events increased by $8.1 million, or 12.1% YoY.

Operating expenses increased $25.2 million, or 5.3% YoY, driven primarily by higher trade and barter and content expenses, partially offset by a decrease in variable bonus expense which was lower in the fourth quarter of 2022 compared to the prior year based on financial performance compared to targets.

Segment Adjusted EBITDA Margin decreased YoY to 31.4% from 34.2%.

Fourth Quarter 2022 Digital Audio Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Revenue	$301,091	$273,230	10.2%	$1,021,824	$834,482	22.5%
Operating expenses[1]	201,761	174,007	15.9%	712,786	573,835	24.2%
Segment Adjusted EBITDA	$99,330	$99,223	0.1%	$309,038	$260,647	18.6%
Segment Adjusted EBITDA margin	33.0%	36.3%		30.2%	31.2%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $27.9 million compared to the prior year, or 10.2% YoY, including Podcast revenue which increased by $16.4 million, or 16.9%, YoY, to $113.0 million, driven primarily by higher trade revenues, and growth from Digital, excluding Podcast revenue, which grew $11.5 million, or 6.5%, YoY, to $188.1 million, driven by the increased demand for digital advertising.

Operating expenses increased $27.8 million, or 15.9% YoY, due to higher variable content and production costs primarily resulting from the development of new podcasts, higher third-party digital costs and profit share expenses primarily resulting from higher revenue, and higher trade expenses.

Segment Adjusted EBITDA Margin decreased YoY to 33.0% from 36.3%.

Fourth Quarter 2022 Audio & Media Services Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Revenue	$94,586	$65,567	44.3%	$304,302	$247,957	22.7%
Operating expenses[1]	49,898	47,618	4.8%	191,407	171,766	11.4%
Segment Adjusted EBITDA	$44,688	$17,949	149.0%	$112,895	$76,191	48.2%
Segment Adjusted EBITDA margin	47.3%	27.4%		37.1%	30.7%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group increased $29.0 million, or 44.3% YoY, due to an increase in political advertising revenue as 2022 was a midterm election year.

Operating expenses increased $2.3 million, or 4.8% YoY, primarily as a result of higher employee compensation related to seasonal (political) staffing and the amortization of software costs.

Segment Adjusted EBITDA Margin increased YoY to 47.3% from 27.4%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$1,125,890	$1,062,019	$3,912,283	$3,558,340
Operating income	$172,843	$122,976	$56,860	$154,857
Adjusted EBITDA[1]	$315,644	$294,165	$950,289	$811,133
Net income (loss)	$80,663	$111,954	$(262,670)	$(158,389)
Cash provided by operating activities[2]	$213,376	$133,980	$420,075	$330,573
Free cash flow[1,2]	$164,974	$51,943	$259,106	$147,201
Free cash flow including net proceeds from real estate sales[1,2]	$165,774	$53,046	$291,441	$169,355

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $92.5 million in the three months ended December 31, 2022, compared to $80.6 million in the three months ended December 31, 2021. We made cash interest payments of $342.4 million in the twelve months ended December 31, 2022, compared to $328.1 million in the twelve months ended December 31, 2021.

Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of December 31, 2022, we had $336.2 million of cash on our balance sheet. For the year ended December 31, 2022, cash provided by operating activities was $420.1 million, cash used for investing activities was $129.2 million and cash used for financing activities was $306.1 million.
Capital expenditures for the year ended December 31, 2022 were $161.0 million compared to $183.4 million in the year ended December 31, 2021. Capital expenditures during the year ended December 31, 2022 decreased primarily due certain cost savings initiatives.

As of December 31, 2022, the Company had $5,414.2 million of total debt and $5,077.9 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, providing structural resilience. During the three months ended December 31, 2022, we repurchased $141.1 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027 (at a discount to par) for $126.0 million in cash.
Cash balance and total available liquidity4 were $336.2 million and $761.2 million, respectively, as of December 31, 2022.

The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement over time.
4 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Broadcast Radio	$522,077	$519,118	0.6%	$1,887,433	$1,812,252	4.1%
Networks	130,915	136,460	(4.1)%	503,244	503,052	—%
Sponsorship and Events	74,759	66,681	12.1%	188,985	160,322	17.9%
Other	5,083	4,033	26.0%	17,528	13,392	30.9%
Multiplatform Group[1,2]	732,834	726,292	0.9%	2,597,190	2,489,018	4.3%
Digital ex. Podcast	188,138	176,642	6.5%	663,392	581,918	14.0%
Podcast	112,953	96,588	16.9%	358,432	252,564	41.9%
Digital Audio Group	301,091	273,230	10.2%	1,021,824	834,482	22.5%
Audio & Media Services Group[1,2]	94,586	65,567	44.3%	304,302	247,957	22.7%
Eliminations	(2,621)	(3,070)		(11,033)	(13,117)
Revenue, total[1,2]	$1,125,890	$1,062,019	6.0%	$3,912,283	$3,558,340	9.9%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Revenue, total decreased by 2.8% and increased by 0.8% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 6.5% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.
2 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Revenue, total increased by 2.3% and 7.1% for the twelve months ended December 31, 2022 compared to the twelve months ended December 31, 2021, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 5.2% for the twelve months ended December 31, 2022 compared to the twelve months ended December 31, 2021. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on February 28, 2023, at 4:30 p.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and 2,000 devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about progress on digital transformation efforts, positioning in uncertain economic environment and future economic recovery, driving shareholder value, identifying cost savings opportunities, utilizing new technologies, improving operational efficiency, progress on digital transformation efforts, positioning in uncertain economic environment and future economic recovery, driving shareholder value, identifying cost savings opportunities, utilizing new technologies, improving operational efficiency, strategies and initiatives, expected interest rates and interest expense savings, and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of the COVID-19 pandemic or other future public health crises; increased competition; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; information technology and cyber-security risks; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Revenue	$1,125,890	$1,062,019	6.0%	$3,912,283	$3,558,340	9.9%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	412,701	385,563	7.0%	1,480,326	1,324,657	11.8%
Selling, general and administrative expenses (excludes depreciation and amortization)	429,653	414,299	3.7%	1,592,946	1,519,355	4.8%
Depreciation and amortization	111,520	126,009		445,664	469,417
Impairment charges	160	8,343		311,489	57,734
Other operating (income) expense, net	(987)	4,829		24,998	32,320
Operating income	$172,843	$122,976		$56,860	$154,857
Depreciation and amortization	111,520	126,009		445,664	469,417
Impairment charges	160	8,343		311,489	57,734
Other operating (income) expense, net	(987)	4,829		24,998	32,320
Share-based compensation expense	10,875	5,962		35,457	23,543
Restructuring expenses	21,233	26,046		75,821	73,262
Adjusted EBITDA[1]	$315,644	$294,165	7.3%	$950,289	$811,133	17.2%
Certain prior period amounts have been reclassified to conform to the 2022 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$1,125,890	$1,062,019	$3,912,283	$3,558,340
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	412,701	385,563	1,480,326	1,324,657
Selling, general and administrative expenses (excludes depreciation and amortization)	429,653	414,299	1,592,946	1,519,355
Depreciation and amortization	111,520	126,009	445,664	469,417
Impairment charges[1]	160	8,343	311,489	57,734
Other operating expense, net	(987)	4,829	24,998	32,320
Operating income (loss)	172,843	122,976	56,860	154,857
Interest expense, net	93,071	79,895	341,674	332,384
Gain (loss) on investments, net	(5,404)	4,175	(1,045)	43,643
Equity in loss of nonconsolidated affiliates	179	(23)	(11)	(1,138)
Gain on extinguishment of debt	15,119	(3,704)	30,214	(11,600)
Other expense, net	731	(421)	(2,295)	(3,376)
Income (loss) before income taxes	90,397	43,108	(257,951)	(149,998)
Income tax benefit (expense)	(9,734)	68,846	(4,719)	(8,391)
Net income (loss)	80,663	111,954	(262,670)	(158,389)
Less amount attributable to noncontrolling interest	782	324	1,993	810
Net income (loss) attributable to the Company	$79,881	$111,630	$(264,663)	$(159,199)
1Impairment charges in year ended December 31, 2022 includes $302.1 million related to the impairment of FCC licenses, $8.7 million related to impairments of right-of-use assets and $0.7 million related to leasehold improvements (in the latter two cases, related to leasehold improvements as a result of proactive decisions by management to exit and sublease a number of operating leases in connection with strategic actions to streamline the Company's real estate footprint as part of the Company's modernization initiatives). Impairment charges in the year ended December 31, 2021 related to $44.3 million of impairments of right-of-use assets and $13.4 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for December 31, 2022 and December 31, 2021:

(In millions)	December 31, 2022	December 31, 2021
Cash	$336.2	$352.1
Total Current Assets	1,472.8	1,472.9
Net Property, Plant and Equipment	694.8	782.1
Total Assets	8,335.9	8,881.3
Current Liabilities (excluding current portion of long-term debt)	831.2	848.7
Long-term Debt (including current portion of long-term debt)	5,414.2	5,738.9
Stockholders' Equity	684.5	915.8

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and twelve months ended December 31, 2022 and 2021, and Net Debt as of December 31, 2022. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss (gain) on investments, net, (Gain) loss on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define the Net Debt to Adjusted EBITDA ratio as Net Debt divided by Adjusted EBITDA. The Company uses Net Debt divided by Adjusted EBITDA to evaluate the Company's net leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending March 31, 2023 and net leverage guidance for December 31, 2023, which reflects anticipated Adjusted EBITDA for the year ending December 31, 2023 and net debt as of December 31, 2023. Our Earnings Call on February 28, 2023 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to its most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating income (loss)	$172,843	$122,976	$56,860	$154,857
Depreciation and amortization	111,520	126,009	445,664	469,417
Impairment charges[1]	160	8,343	311,489	57,734
Other operating expense, net[2]	(987)	4,829	24,998	32,320
Share-based compensation expense	10,875	5,962	35,457	23,543
Restructuring expenses	21,233	26,046	75,821	73,262
Adjusted EBITDA	$315,644	$294,165	$950,289	$811,133

1 Impairment charges in the year ended December 31, 2022 includes $302.1 million related to the impairment of FCC licenses, $8.7 million related to impairments of right-of-use assets and $0.7 million related to leasehold improvements (in the latter two cases, related to leasehold improvements as a result of proactive decisions by management to exit and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives). Impairment charges of $49.4 million in the year ended December 31, 2021 related to $44.3 million of impairments of right-of-use assets and $13.4 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives aimed at reducing our structural cost base.
2 Increase in Other operating expense, net is driven by non-cash net book losses recognized in relation to sales of real estate.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Net income (loss)	$80,663		$111,954		$(262,670)		$(158,389)
Income tax (benefit) expense	9,734		(68,846)		4,719		8,391
Interest expense, net	93,071		79,895		341,674		332,384
Depreciation and amortization	111,520		126,009		445,664		469,417
EBITDA	$294,988		$249,012		$529,387		$651,803
(Gain) loss on investments, net	5,404		(4,175)		1,045		(43,643)
(Gain) loss on extinguishment of debt	(15,119)	—	3,704	—	(30,214)	—	11,600
Other expense, net	(731)		421		2,295		3,376
Equity in loss of nonconsolidated affiliates	(179)		23		11		1,138
Impairment charges	160		8,343		311,489		57,734
Other operating expense, net	(987)		4,829		24,998		32,320
Share-based compensation expense	10,875		5,962		35,457		23,543
Restructuring expenses	21,233		26,046		75,821		73,262
Adjusted EBITDA	$315,644		$294,165		$950,289		$811,133

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash provided by operating activities	$213,376	$133,980	$420,075	$330,573
Purchases of property, plant and equipment	(48,402)	(82,037)	(160,969)	(183,372)
Free cash flow	164,974	51,943	259,106	$147,201
Net proceeds from real estate sales[1]	800	1,103	32,335	22,154
Free cash flow including net proceeds from real estate sales	$165,774	$53,046	$291,441	$169,355
1 During the three and twelve months ended December 31, 2022 and December 31, 2021, we continued to deploy capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2022	2021		2022	2021
Consolidated revenue	$1,125,890	$1,062,019	6.0%	$3,912,283	$3,558,340	9.9%
Excluding: Political revenue	(65,817)	(10,548)		(132,032)	(30,069)
Consolidated revenue, excluding political	$1,060,073	$1,051,471	0.8%	$3,780,251	$3,528,271	7.1%

Multiplatform Group revenue	$732,834	$726,292	0.9%	$2,597,190	$2,489,018	4.3%
Excluding: Political revenue	(33,457)	(6,892)		(70,875)	(20,383)
Multiplatform Group revenue, excluding political	$699,377	$719,400	(2.8)%	$2,526,315	$2,468,635	2.3%

Digital Audio Group revenue	$301,091	$273,230	10.2%	$1,021,824	$834,482	22.5%
Excluding: Political revenue	(4,598)	(835)		(9,540)	(1,868)
Digital Audio Group revenue, excluding political	$296,493	$272,395	8.8%	$1,012,284	$832,614	21.6%

Audio & Media Group Services revenue	$94,586	$65,567	44.3%	$304,302	$247,957	22.7%
Excluding: Political revenue	(27,762)	(2,821)		(51,617)	(7,818)
Audio & Media Services Group revenue, excluding political	$66,824	$62,746	6.5%	$252,685	$240,139	5.2%

Reconciliation of Total Debt to Net Debt

(In thousands)	December 31, 2022
Current portion of long-term debt	$664
Long-term debt	5,413,503
Total debt	$5,414,167
Less: Cash and cash equivalents	336,236
Net debt	$5,077,931

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2022
Revenue	$732,834	$301,091	$94,586	$—	$(2,621)	$1,125,890
Operating expenses(1)	502,803	201,761	49,898	58,405	(2,621)	810,246
Adjusted EBITDA	$230,031	$99,330	$44,688	$(58,405)	$—	$315,644
Adjusted EBITDA margin	31.4%	33.0%	47.2%			28.0%
Depreciation and amortization						(111,520)
Impairment charges						(160)
Other operating expense, net						987
Share-based compensation expense						(10,875)
Restructuring expenses						(21,233)
Operating loss						$172,843
Operating margin						15.4%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2021
Revenue	$726,292	$273,230	$65,567	$—	$(3,070)	$1,062,019
Operating expenses(1)	477,573	174,007	47,618	71,726	(3,070)	767,854
Adjusted EBITDA	$248,719	$99,223	$17,949	$(71,726)	$—	$294,165
Adjusted EBITDA margin	34.2%	36.3%	27.4%			27.7%
Depreciation and amortization						(126,009)
Impairment charges						(8,343)
Other operating expense, net						(4,829)
Share-based compensation expense						(5,962)
Restructuring expenses						(26,046)
Operating income						$122,976
Operating margin						11.6%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2022
Revenue	$2,597,190	$1,021,824	$304,302	$—	$(11,033)	$3,912,283
Operating expenses(1)	1,831,491	712,786	191,407	237,343	(11,033)	2,961,994
Adjusted EBITDA	$765,699	$309,038	$112,895	$(237,343)	$—	$950,289
Adjusted EBITDA margin	29.5%	30.2%	37.1%			24.3%
Depreciation and amortization						(445,664)
Impairment charges						(311,489)
Other operating expense, net						(24,998)
Share-based compensation expense						(35,457)
Restructuring expenses						(75,821)
Operating loss						$56,860
Operating margin						1.5%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2021
Revenue	$2,489,018	$834,482	$247,957	$—	$(13,117)	$3,558,340
Operating expenses(1)	1,745,680	573,835	171,766	269,043	(13,117)	2,747,207
Adjusted EBITDA	$743,338	$260,647	$76,191	$(269,043)	$—	$811,133
Adjusted EBITDA margin	29.9%	31.2%	30.7%			22.8%
Depreciation and amortization						(469,417)
Impairment charges						(57,734)
Other operating expense, net						(32,320)
Share-based compensation expense						(23,543)
Restructuring expenses						(73,262)
Operating income						$154,857
Operating margin						4.4%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.